                           [Asta Funding, Inc. LOGO]

                                                                    Exhibit 99.1



                                           FOR IMMEDIATE RELEASE
                                           CONTACT:
Mitchell Cohen, CFO                        Stephen D. Axelrod, CFA
ASTA FUNDING, INC.                         WOLFE AXELROD WEINBERGER ASSOC. LLC
(201) 567-5648                             (212) 370-4500; (212) 370-4505 (Fax)
                                           steve@wolfeaxelrod.com


   ASTA FUNDING REPORTS RECORD RESULTS FOR FOURTH QUARTER AND FISCAL YEAR 2005

  -FISCAL YEAR REVENUES INCREASE 36% AND EARNINGS PER SHARE RISES 37% TO $2.15

ENGLEWOOD CLIFFS, NJ, DECEMBER 13, 2005 -- ASTA FUNDING, INC., (NASDAQ: ASFI), a leading consumer receivables asset management and liquidation company, today reported record results for the fourth quarter and fiscal year ending September 30, 2005.

Net income for the fourth quarter ended September 30, 2005, rose 38% to a record $9,004,000 or $0.62 per diluted share, from $6,509,000 or $0.46 per diluted share, in the same prior year period. Finance income for the fourth quarter ended September 30, 2005, was $19,959,000, a 35% increase compared to finance income of $14,806,000 for the fourth quarter ended September 30, 2004.

Net income for the year ended September 30, 2005, rose 39% to $30,996,000 or $2.15 per diluted share, from $22,237,000 or $1.57 per diluted share, in the same prior year period. Finance income for the year ended September 30, 2005, was $69,479,000, an increase of 36% compared to finance income of $51,175,000 for the year ended September 30, 2004.

Gary Stern, Chief Executive Officer, said, "I am pleased to report another quarter and fiscal year of record results. These excellent results continue to validate our business model, whereby we outsource the vast majority of our collections, and yield exceptional financial performance. We continue to remain pressure-free with regard to our consumer receivable portfolio purchases, and despite a competitive market, our purchases for the year amounted to $3.5 billion of face value receivables with a purchase price of $126 million. Finance income and earnings per share for fiscal 2005 grew 36% and 37% respectively, while expenses only increased 25%, due to our tight expense control, as our expense structure is relatively fixed. Cash collections increased by 48% during fiscal 2005 to $168.9 million."
                                                                        - MORE -
--------------------------------------------------------------------------------
                  210 Sylvan Avenue, Englewood Cliffs, NJ 07632
                       (201) 567-5648, (201) 567-2203 fax

Mr. Stern continued, "Asta's capital structure continues to remain very strong. During fiscal 2005 the company invested over $126 million for portfolios, which was primarily funded by internally generated cash flow. Notwithstanding these purchases, our success in collecting has resulted in total debt outstanding of only $29.3 million at the fiscal year end. As of December 12, 2005 total debt outstanding was approximately $51 million, leaving Asta with approximately $29 million available for future purchases. At the same time, stockholders' equity continues to grow, with the book value at the fiscal year end rising 25.3% to $10.68 per share from last year's book value of $8.52 per share."

FISCAL YEAR HIGHLIGHTS:

o Record fourth quarter and fiscal year revenues and earnings

o Fiscal 2005 net income increased 39 percent to $31.0 million

o Fiscal 2005 EPS of $2.15 per diluted share

o Record net cash collections of $168.9 million for fiscal year 2005

o Portfolio purchases with an aggregate face value of $3.5 billion and a purchase price of $126 million

Mr. Stern concluded, "Asta is a leader in the consumer receivable asset management business; an industry that is growing rapidly as consumer debt continues to increase. We will continue to apply the methods that have proven to be successful in increasing shareholder value, namely a disciplined approach to the purchase of distressed consumer receivables, coupled with a successful strategy of servicing, managing, and collecting. Our success in applying these principles has resulted in Asta delivering significant increases in shareholder value in past years and we hope to continue to do so in the future."

AS PREVIOUSLY REPORTED, ASTA FUNDING WILL CONDUCT A TELECONFERENCE TODAY AT 11:00 A.M. EST. INTERESTED PARTIES MAY PARTICIPATE IN THE CONFERENCE CALL BY DIALING USA/CANADA (877) 511-5818, INTERNATIONAL (706) 634-1462 ABOUT 5 -10 MINUTES PRIOR TO 11:00 A.M. EST. PLEASE REFER TO THE ASTA FUNDING EARNINGS TELECONFERENCE ID# 3070206. A RECORDING OF THE CONFERENCE CALL WILL BE AVAILABLE FROM 12:00 NOON EST DECEMBER 13 THROUGH DECEMBER 20 AT MIDNIGHT, BY DIALING USA/ CANADA (800) 642-1687, INTERNATIONAL (706) 645-9291, CONFERENCE ID# 3070206.

                         -------------------------------

Based in Englewood Cliffs, NJ, ASTA FUNDING, INC., is a leading consumer receivable asset management company that specializes in the purchase, management and liquidation of performing and non-performing consumer receivables. For additional information, please visit our website at http://www.astafunding.com.

Except for historical information contained herein, the matters set forth in this news release are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995.) Although Asta Funding, Inc. believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from Asta Funding, Inc.'s expectations. Factors that could contribute to such differences include those identified in Asta Funding, Inc.'s Form 10-K for the fiscal year ended September 30, 2004, and those described from time to time in Asta Funding, Inc.'s other filings with the Securities and Exchange Commission, news releases and other communications, including that Asta may not be able to purchase consumer receivable portfolios at favorable prices or on sufficiently favorable terms or at all. Asta Funding, Inc.'s reports with the Securities and Exchange Commission are available free of charge through its website at http://www.astafunding.com.

                               ASTA FUNDING, INC.
                   CONSOLIDATED STATEMENTS OF OPERATIONS DATA


                                                                  Three Months Ended                      Year Ended
                                                                     September 30,                       September 30,
                                                                  2005               2004             2005             2004
                                                                  ----               ----             ----             ----

Interest revenue                                               $19,959,000        $14,806,000    $ 69,479,000       $51,175,000
                                                               -----------        -----------    ------------       -----------

General and administrative expenses                              4,218,000          3,260,000      15,340,000        11,258,000

Interest expense                                                   438,000            222,000       1,853,000           845,000

Provisions for credit and other losses                               -                300,000           -               300,000

Third-party servicing expenses                                       -                  -               -             1,316,000
                                                               -----------        -----------    ------------       -----------
Total expenses                                                   4,656,000          3,782,000      17,193,000        13,719,000
                                                               -----------        -----------    ------------       -----------

Income before provision for income taxes                        15,303,000         11,024,000      52,286,000        37,456,000
                                                               -----------        -----------    ------------       -----------

Provision for income taxes                                       6,299,000          4,515,000      21,290,000        15,219,000
                                                               -----------        -----------    ------------       -----------

NET INCOME                                                      $9,004,000         $6,509,000     $30,996,000       $22,237,000
                                                               ===========        ============    ===========       ===========

BASIC NET INCOME PER SHARE                                           $0.66              $0.48           $2.29             $1.67
                                                                     =====              =====           =====             =====
DILUTED NET INCOME PER SHARE                                         $0.62              $0.46           $2.15             $1.57
                                                                     =====              =====           =====             =====

WEIGHTED AVERAGE SHARES:
    BASIC                                                       13,581,000         13,429,000      13,544,000        13,346,000
    DILUTED                                                     14,488,000         14,173,000      14,410,000        14,154,000

                       ASTA FUNDING, INC. AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEET DATA

                                                                                                    SEPTEMBER 30,
                                                                                               2005               2004
                                                                                               ----               ----

ASSETS
   Cash and cash equivalents                                                             $      4,059,000   $      3,344,000
   Consumer receivables acquired for liquidation                                              172,727,000        146,165,000
   Due from third party collection agencies and attorneys                                       1,425,000            837,000
   Deposit on receivable purchase                                                                   -              7,288,000
     Furniture and equipment (net of accumulated depreciation of $1,426,000
      in 2005 and $1,036,000 in 2004)                                                             989,000            596,000

   Other assets                                                                                   838,000            411,000
                                                                                         ----------------   ----------------

                                                                                         $    180,038,000   $    158,641,000
                                                                                         ================   ================

LIABILITIES
   Advances under line of credit                                                         $     29,285,000   $     39,355,000
   Other liabilities                                                                           4,180 ,000          3,351,000
   Income taxes payable                                                                         1,243,000          1,425,000
   Deferred income taxes                                                                          153,000             44,000
                                                                                         ----------------   ----------------

        Total liabilities                                                                      34,861,000         44,175,000
                                                                                         ----------------   ----------------

Commitments

STOCKHOLDERS' EQUITY
Preferred stock, $.01 par value; authorized 5,000,000;
    Issued - none
Common stock, $.01 par value, authorized 30,000,000 shares, issued
   and outstanding 13,595,000 shares in 2005 and 13,432,000 in 2004                               136,000            134,000
Additional paid-in capital                                                                     60,798,000         59,184,000
Retained earnings                                                                              84,243,000         55,148,000
                                                                                         ----------------   ----------------

        Total stockholders' equity                                                            145,177,000        114,466,000
                                                                                         ----------------   ----------------

                                                                                         $    180,038,000   $    158,641,000
                                                                                         ================   ================


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